QUINTON DE KLERK

Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2	The Toronto Stock Exchange Suite 2700 – 650 West Georgia Street Vancouver, British Columbia CANADA V6B 4N9
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4	Ontario Securities Commission Suite 1903 - 20 Queen Street West Toronto, Ontario CANADA M5H 3S8
International Tower Hill Mines Ltd. Suite 1920 – 1188 West Georgia Street Vancouver, British Columbia CANADA V6E 4A2

Re:  International Tower Hill Mines Ltd. (the “Issuer”)

I, Quinton de Klerk, of Level 4, 1111 Hay Street, West Perth, Western Australia 6005, Australia, have prepared, and am the author of, the pit optimization and production scheduling results summarized in Section 18 of the report entitled “September 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated September 17, 2010 (the “Report”).

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)

the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated September 13, 2010 and Material Change Report dated September 14, 2010 (collectively, the “Disclosures”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Preliminary Economic Analysis for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports) (the “Subsequent Disclosures”); and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosures and the Subsequent Disclosures.

2.

I hereby consent to the use of my name “Quinton de Klerk”, and to the use of the name of “Cube Consulting Pty. Ltd.”, a private consulting firm of which I am the Director, Mining Engineering, in the Disclosures and the Subsequent Disclosures.

3.

I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 17th day of September, 2010

(signed) Quinton de Klerk

Quinton de Klerk